Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Q2 2009 Results

FORT LAUDERDALE, FL, August 12, 2009 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the second quarter ended June 30, 2009.

Revenues for the second quarter of 2009 were $4.7 million, compared to $6.5 million in the prior year period. The net loss was $(2.6) million, or $(0.10) per diluted share, for the second quarter of 2009 compared to $(3.1) million, or $(0.12) per diluted share, for the second quarter of 2008.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges and bad debt recovery or expense, for the quarter ended June 30, 2009 was $(0.5) million compared to $(1.4) million in the prior year period.

For the six months ended June 30, 2009, the Company recorded revenues of $10.0 million compared to $15.2 million for the same period last year. Net loss was $(5.5) million, or $(0.22) per share, compared to $(8.3) million, or $(0.33) per share, for the first six months of 2008. Adjusted EBITDA for the first half of 2009 totaled $(1.1) million compared to $(4.8) million in the comparable prior year period.

Second Quarter and Recent Operating Highlights:

•	Expanded margins on meal delivery program to 36% (excluding revenue share and promotional costs) from 31% in the first quarter

•	Customer retention on meal delivery is over eight weeks

•	Cash from operations was slightly positive in the second quarter

•	Completed $500,000 Private Placement with certain members of management and the Board of Directors

“We are encouraged by the results of our ongoing efforts to optimize our core digital, meal delivery and B2B business platform, improve the efficiency of our operations, and generate positive cash flow,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “The second quarter marked continued progress toward achieving our strategic goals. Meal delivery margins and our customer retention rate showed meaningful improvement from the first quarter and the prior year period, and we are making substantial progress in cutting costs and developing more effective ads and promotions. In addition, we significantly reduced our cash usage for the quarter.”

Mr. McGrath continued, “We anticipate modest cash usage in the third quarter as we accelerate our ad spend and invest marketing dollars into a soft relaunch of our fresh meal delivery in the fall, including a new TV commercial. We believe that the actions we have taken have resulted in significant improvements in our business and we are making excellent progress towards our goals.”

Conference Call

The company will host a conference call to discuss the second quarter 2009 results at 8:30 a.m. Eastern Time on Thursday, August 13, 2009. Participants may access the call by dialing 800-638-5439 (domestic) or 617-614-3945 (international), passcode 31625372. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Thursday, August 27, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 20859619.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

* Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net loss	$(2,638)	$(3,128)	$(5,475)	$(8,253)

Interest income, net	—	(10)	(2)	(52)

Interest expense on secured notes	740	453	1,438	840

Amortization of secured notes	500	254	952	515

Income tax provision	11	33	17	1

Depreciation	396	391	799	690

Amortization of intangibles	97	237	275	529

Stock-based compensation	306	290	693	758

Bad debt (recovery) expense	(14)	64	21	89

Severance charges	82	26	220	35

Adjusted EBITDA	$(520)	$(1,390)	$(1,062)	$(4,848)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required); changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward- looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Digital plans	$1,269	$2,524	$2,667	$5,736
Meal delivery	2,289	2,720	4,196	6,823
Business-to-business	853	844	2,483	1,637
Other	322	363	658	1,019

Total revenues	4,733	6,451	10,004	15,215

Cost and expenses:
Cost of revenue
Digital plans	188	574	463	1,198
Meal delivery	1,714	2,765	3,249	7,123
Business-to-business	73	36	124	63
	49	78	112	146

Total cost of revenue	2,024	3,453	3,948	8,530
Technology and development	836	1,021	1,846	1,972
Sales, marketing and support	2,062	2,329	4,321	7,495
General and administrative	1,101	1,809	2,684	3,638
Amortization of Intangibles	97	237	275	529

Total cost and expenses	6,120	8,849	13,074	22,164

Loss from operations	(1,387)	(2,398)	(3,070)	(6,949)
Interest income	3	24	9	75
Interest expense	(1,243)	(721)	(2,397)	(1,378)

Loss before income tax provision	(2,627)	(3,095)	(5,458)	(8,252)
Income tax provision	(11)	(33)	(17)	(1)

Net loss	$(2,638)	$(3,128)	$(5,475)	$(8,253)

Loss per common share:
Basic and diluted	$(0.10)	$(0.12)	$(0.22)	$(0.33)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	25,193	25,114	25,176	25,079

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$108	$(1,021)	$(1,592)	$(4,975)
Investing	(7)	(797)	(29)	(1,709)
Financing	(39)	2,567	(60)	2,520

	June 30, 2009	December 31, 2008
BALANCE SHEET DATA:
Cash and cash equivalents	$856	$2,523
Total assets	12,630	15,671
Deferred revenue	2,566	3,336
Long-term debt (excluding capital leases)	14,115	11,808
Stockholder’s deficit	(7,475)	(2,781)

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